UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

CHINA UNITED INSURANCE SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54884	30-0826400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7F, No. 311 Section 3, Nan-King East Road, Taipei City, Taiwan

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +8862-87126958

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2021, the board of directors of China United Insurance Service, Inc. (the “Company”) approved to amend and restate the Company’s bylaws (the “Bylaws”) to change the quorum requirement of its stockholder meeting from majority to thirty three and one-third percent (33 1/3%) of the votes which could be cast by the holders of all of the outstanding shares entitled to vote at such shareholder meetings. The foregoing summary of the amended and restated bylaws (the “Amended and Restated Bylaws”) is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which is filed herein as Exhibit 3.1 to this report and incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
3.1	Amended and Restated Bylaws of China United Insurance Service, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA UNITED INSURANCE SERVICE, INC.

Date: November 17, 2021	/s/ Yi-Hsiao Mao
Name: Yi-Hsiao Mao
Title: Chief Executive Officer